CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Milton Cox, President and Chief Executive Officer of Altus Explorations Inc., and Andrew Stewart, Chief Financial Officer of Altus Explorations Inc., each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) the quarterly report on Form 10-QSB of Altus Explorations Inc. for the nine months period ended September 30, 2003 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Altus Explorations Inc.

Dated: November 14, 2003

/s/ Milton Cox
Milton Cox
President and Chief Executive Officer
(Principal Executive Officer)

/s/ Andrew Stewart
Andrew Stewart
Chief Financial Officer
(Principal Financial Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Altus Explorations Inc. and will be retained by Altus Explorations Inc. and furnished to the Securities and Exchange Commission or its staff upon request.